EXHIBIT 23.1

CONSENT OF COUNSEL

We hereby consent to the reference to us in the Prospectus constituting part of this Pre-Effective Amendment No. 3 to Form S-1 Registration Statement for Millennium Group World Incorporated under the caption “Legal Matters.”

/s/ CARL N. DUNCAN, ESQ., LLC

      Carl N. Duncan, Esq., LLC

Bethesda, Maryland

February 28, 2008